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                                                                   Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Bay Apartment Communities, Inc. on Form S-3 (File No. 333-15407), relating to the registration of 953,112 shares of common stock, of our report dated January 26, 1996, on our audits of the consolidated financial statements and financial statement schedule of Bay Apartment Communities, Inc. as of December 31, 1995 and 1994, and for the year ended December 31, 1995, the period from March 17, 1994 to December 31, 1994, and the period January 1, 1994 to March 16, 1994, for the Greenbriar Group, which report is included in the Annual Report on Form 10-K, of our reports dated July 3, 1996, on our audits of the Historical Summary of Gross Income and Direct Operating Expenses of Countrybrook Apartments for the three months ended March 31, 1996, and the year ended December 31, 1995, the Historical Summary of Gross Income and Direct Operating Expenses of Parkside Commons Apartments for the three months ended March 31, 1996, and the year ended December 31, 1995, the Historical Summary of Gross Income and Direct Operating Expenses of Villa Marguerite Apartments for the three months ended March 31, 1996, and the year ended December 31, 1995, and the Historical Summary of Gross Income and Direct Operating Expenses of Sunset Towers Apartments for the three months ended March 31, 1996, and the year ended December 31, 1995, which reports are included in the Current Report on Form 8-K dated May 23, 1996, as amended by the Current Report on Form 8-K/A, dated May 23, 1996, and of our report dated July 30, 1996 and September 17, 1996 on our audits of the Historical Summary of Revenues and Direct Operating Expenses of The Fountains Apartments and Channing Heights Apartments for the year ended December 31, 1995, respectively, which reports are included in the Current Report on Form 8-K dated July 26, 1996. We also consent to the reference to our Firm under the caption "Experts."



                                                     COOPERS & LYBRAND L.L.P.


San Francisco, California
November 18, 1996